UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

RadiSys Corporation Repurchases $19.4 million of its 5.5% Convertible Subordinated Notes

     During June 2004, RadiSys Corporation repurchased $19.4 million principal amount of its 5.5% convertible subordinated notes in the open market, with an associated discount of $291 thousand for $19.2 million in cash. The early extinguishment of the notes resulted in a loss of $123 thousand that will be reflected as an expense in the second fiscal quarter ending June 30, 2004.

     The remaining principal balance of the 5.5% convertible subordinated notes after the repurchase is $10.0 million, with an associated discount of $150 thousand.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION an Oregon corporation

Date: June 17, 2004	By:	/s/ Julia Harper

	Name:	Julia Harper

	Title:	Chief Financial Officer, Vice President Finance and Administration, and Secretary